Q2 2021 Investor Presentation August 2021 Exhibit 99.3

Q2 2021 Overview Portfolio Data Operational Data Balance Sheet Data $535.4M 36% Top 10 Tenant Concentration1 22% Investment Grade Rated Baa3 Moody’s Annualized Base Rent Top 20 Tenant Concentration1 5.0x / 4.9x2 Adjusted Debt / Annualized Adjusted EBITDAre 5.1x Fixed Charge Coverage Ratio Concepts 265 10.1 yrs WALT 99.8% Rent from Unencumbered Assets1 Unencumbered Assets / Unsecured Debt 2.7x Note: Data is as of or for the quarter ended June 30, 2021. 1As a percentage of ABR. 2Assuming the settlement of the 1.9 million open forward equity contracts. 1.1% / 2.1% Forward 12 Month Lease Escalations / Forward Same Store Sales 99.7% Occupancy 1.9% Property Cost Leakage 0.9% / 0.2% Lost Rent / Lost Rent Excluding Movie Theaters Stable outlook Positive outlook Stable outlook

Top 20 Tenants Asset Types and Tenant Industries1 RETAIL 75.1% INDUSTRIAL Top Tenancy and Portfolio Mix 17.9% 11.2% Distribution 6.7% Manufacturing OFFICE & OTHER 7.0% 2.9% Professional 2.3% Medical 1.2% Data Center 0.6% Hotel 1Percentages based on ABR. Retail industries reflect the underlying Tenant operations, and Industrial and Office & Other industries represent the underlying property use.

NET INVESTMENT ACTIVITY Asset Type and Tenant Industries2 1Capitalization rates are calculated based only on income producing properties. 2Percentages based on Gross Investment. Retail industries reflect the underlying Tenant operations, and Industrial and Office industries represent the underlying property use.

Industrial portfolio highlights Spirit has invested $1.3B in industrial assets, of which 81% were acquired after 2016 17.9% Industrial Breakdown1 11.2% Distribution 6.7% Manufacturing BlueLinx Whirlpool Distribution Center Note: As of June 30, 2021. 1Percentages based on June 2021 ABR of $535.4M. 2Includes Durable Goods, Food and Other. 3Includes Paper and Packaging, Durable Goods and Other.

Renewals Industrial case studies Spirit’s investment across industrial assets of $1.3B has meaningfully increased in value over time Assignment Sales Private Equity Owned Beverage Manufacturer and Distributor State: NJ Square Footage: 286K Asset Type: Manufacturing Unlevered IRR: 25.1% 1Credit Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings based on S&P or Moody’s are used. Equivalent ratings (included in the chart), if available, based on shadow ratings from S&P Capital IQ are used if actuals are not available. 2New lease term for FedEx, Ferguson and DS Smith is 5, 10 and 7 years, respectively. 3Expected to be completed in Q3. Includes return on tenant improvement capital.

MOVIE THEATER TENANT UPDATE

U.S. box office trends have significantly improved with more blockbusters on the way

Trailing 4-Week Average Gross Box Office Revenue ($ in Millions)


$160M
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Black Widow
F9
A Quiet Place Part II
Cruella
Godzilla vs. Kong
Mortal Kombat

Major Q3 Releases	Major Q4 Releases
The Boss Baby: Family Business	No Time to Die
The Forever Purge	Eternals
Black Widow	Ghostbusters: Afterlife
Space Jam: A New Legacy	King Richard
Jungle Cruise	Top Gun: Maverick
Free Guy	Resident Evil: Welcome to Raccoon City
The Suicide Squad	Spider-Man: No Way Home
Respect	Sherlock Holmes 3
Shang-Chi and the Legend of the Ten Rings	The Matrix 4
Venom: Let There be Carnage	Sing 2

Spirit's accrued rent and collections for theaters have increased as sales and credit quality have meaningfully improved


$2,000K
$1,600K
$1,200K
$800K
$400K
$0K
$757K
$330K
+ 36.8%
$1,036K
$662K
+ 54.9%
$1,604K
$1,009K
+ 21.1%
$1,943K
$1,458K
Q4 2020 Monthly Average
Q1 2021 Monthly Average
Q2 2021 Monthly Average²
July 2021⁴
Accrued Rent²
Collected Rent³

July Base Rent does not reflect rent from leases with new theater operators[1]

Source: IMDbPro as of July 30, 2021.
[1]Spirit has entered into new leases with Emagine Entertainment and Look Cinemas to re-tenant the former Goodrich and California Studio Movie Grill locations, respectively. Base rent for the combined new leases will approximate $5.6 million after a period of percentage rent.
[2]Accrued rent includes the impact of lease modifications that ended in June.
[3]Excludes payments of deferred rent received.
[4]Collections include estimates based on prior month actuals and could increase as a result of July performance.

7

PORTFOLIO DIVERSIFICATION % of ABR State Southeast Mid-Atlantic Pacific Southwest Pacific Northwest 15.3% of ABR Southwest Midwest Northeast 8.1% of ABR 30.0% of ABR 14.6% of ABR 11.5% of ABR 3.0% of ABR 17.5% of ABR U.S. Virgin Islands *Represent less than 0.1% of ABR. 1Experential Retail includes Health and Fitness, Restaurants – Casual Dining, Movie Theaters, Entertainment and Early Education.

Granular and Liquid Portfolio

LEASE STRUCTURE, EXPIRATIONS AND ESCALATIONS $ in thousands 2.1% Forward Same Store Sales Occupancy Rates Forward 12 Month Lease Escalations 1.1% Lease Structure (% of ABR) 42.0% Master Lease Escalation Types (% of ABR) 1Vacant square feet includes unoccupied square footage on multi-tenant properties.

Portfolio Health % of ABR from Reporting Tenants Note: Percentages are weighted by ABR. 1Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings based on S&P or Moody’s are used. Equivalent ratings (included in the chart), if available, based on shadow ratings from S&P Capital IQ are used if actuals are not available. 2Publicly owned represents ownership of our tenants or their affiliated companies. 3Represents corporate-level reporting of revenues of our tenants or their affiliated companies, excluding non-reporting tenants.

Spirit tenant credit – top 20 public Tenants Source: FactSet; SNL. Note: Percentages based on ABR. Equity market cap as of July 30, 2021. Ratings may include ratings at the subsidiary level. 1At Home was taken private on July 23, 2021. Equity market cap and ratings as of July 22, 2021. 2Publicly owned represents ownership of our tenants or their affiliated companies. Percentages are weighted by ABR during such period. Top 20 Public Tenants Spirit’s public exposure has increased 5% from the end of 20192

Debt Summary and Market Capitalization Note: Data is as of June 30, 2021, unless otherwise noted. 1As of June 30, 2021, $787.0 million of borrowing capacity was available under the 2019 Credit Facility and borrowings bore interest at LIBOR plus an applicable margin of 0.90% per annum. 2Our secured debt is partially amortizing and requires a balloon payment at maturity. 3Based on the share price of $47.84 as of June 30, 2021 and the total outstanding shares of 118,869,757 as of June 30, 2021, which excludes 0.2 million unvested restricted shares. 4The Fixed Charge Coverage Ratio as defined in the Senior Unsecured Notes indenture includes other adjustments, including the exclusion of preferred stock dividends. Debt Type Fixed / Floating Rate Debt 36.8% Total Debt to Total Assets (Requirement ≤ 60%) Senior Unsecured Note Covenant Compliance 0.1% Total Secured Debt to Total Assets (Requirement ≤ 40%) 5.2x Fixed Charge Coverage Ratio4 (Requirement ≥ 1.5x) 2.7x Total Unencumbered Assets to Unsecured Debt (Requirement ≥ 1.5x) Well-Staggered Maturities $ In Millions

Subsequent Events

LIFESTYLE INVESTMENT

Transaction Overview

Closing Date	July 2021
Purchase Price	$231M
Cash Capitalization Rate	7.4%
Economic Capitalization Rate	8.9%
Annual Rental Escalators	2.0%
Number of Clubs	22 golf clubs across 12 states
Total Acres Average Per Club	4.9K 223
Price Per Acre	$47.1K
Total Building SQF Average Per Club	796.5K 36.2K
Weighted Average 5 Mile Population[1]	162.3K
Lease Expiration	July 2040

Tenant Information

Name	ClubCorp
Year Founded	1957
Number of Members	Over 400K
Number of Clubs	Over 200 in the US

Strategic Rationale

01 Lease with largest owner and operator of private clubs

02 Master lease with unit reporting

03 Clubs located in established, affluent areas, predominantly in suburban locations

04 Demand for golf has surged with more people seeking outdoor experiential activities

05 Golf course supply has rationalized

06 CRUSH It program attracts juniors to golf and new club memberships

07 Investment well below replacement cost

Spirit-Owned ClubCorp Properties[2]



Seattle, WA
Ann Arbor, MI
Pittsburgh, PA
Cleveland, OH
Aspen, CO
Los Angeles, CA
San Diego, CA
Tucson, AZ
Dallas, TX
Charlotte, NC
Raleigh, NC
Atlanta, GA
Hilton Head Island, SC
Austin, TX
San Antonio, TX
Houston, TX
Tampa Bay, FL


Treesdale Golf & Country Club


Aspen Glen Club

[1]Weighted by ABR.
[2]Includes the metropolitan area the clubs are located in.

15

Golf industry tailwinds Source: National Golf Foundation. Industry Highlights Golf Participation by Segment (In Millions) Most Rounds Played Since 2007 (In Millions) Golf Course Rationalization Changes in Supply and Demand Drives Return to Equilibrium 18-hole equivalent (18-HEQ) is a measure of golf supply calculated by taking the total number of golf holes and dividing by 18. For example, one 18-hole golf course equals one 18-hole equivalent. Two 9-hole golf courses equal one 18-hole equivalent. 18-hole equivalent (18-HEQ) is a measure of golf supply calculated by taking the total number of golf holes and dividing by 18. For example, one 18-hole golf course equals one 18-hole equivalent. Two 9-hole golf courses equal one 18-hole equivalent. Net Change in U.S. Golf Course Supply (18HEQ) 1987-2020 +4,567 -1,645 -246 -169 -31% vs. 2019 1986 1,882 2020 1,856 U.S. Golfers per Golf Course (18HEQ) 1986-2020

Spirit’s Platform

Spirit’s platform Integrated approach optimizing existing portfolio and scalable underwriting systems Harnessing Data Through Technology Proprietary Portfolio Tools Organizational Structure Spirit’s Underwriting Approach

Proprietary portfolio tools Power BI Heat Map Efficient Frontier Return Framework Property Ranking Model Industry relevance Risk framework Economic capitalization rates Sharpe ratio Investment in category Risk return analysis Residual value Level setting capital decisions Research Credit and Underwriting Research Asset Management Asset Management Technology Research Acquisitions Credit and Underwriting What is it solving for Controlling team Tool

Spirit’s Updated Efficient frontier Note: Industry categories exclude multi-tenant properties. Manufacturing, Distribution and Professional Office are classified by asset type while other industries reflect underlying Tenant operations as of June 30, 2021. 1Medical Office comprised of Real Estate Investment of $31M and $133M from the Retail and Office & Other asset type, respectively. Spirit’s Real Estate Investment

Spirit’s heat map Note: Industry categories exclude multi-tenant properties. Manufacturing, Distribution and Professional Office are classified by asset type while other industries reflect underlying Tenant operations. Essential and durable industries matter and are key factors in our investment strategy 100 100 50 0 0 Worse Better Technological Disruption (25% eCommerce penetration, 25% growth trends in eCommerce in industry, 50% historical/forecasted impact to real estate demand) Porter’s Five Forces (25% competition, 25% essential impact, 20% barriers to entry, 10% suppliers, buyers and substitutions) Better Worse 50 property ranking model Asset level ranking of all properties using twelve criteria Contract/Replacement rent Real estate score and 5-mile population Lease term 5-mile household income Pre-overhead Unit Coverage, Pre-overhead Master Lease Coverage, Corporate Coverage, State Rent escalations Lease type Individual weightings applied to each criteria to arrive at overall ranking All rankings updated annually All acquisition candidates ranked; key ingredient in Investment Committee decision process Weightings favor real estate centric criteria Heavier weighting on objective criteria Incorporates Spirit Heat Map via industry criteria Ranking is loss given default oriented vs. expected default frequency Ranking is not a binary decision making metric Lease expirations: informs renewal and re-tenanting strategies Develop consistent view of real estate across organization Benchmarking across industries Acquisitions: benchmark acquisitions against existing assets to ensure accretive portfolio shaping Dispositions: important factor in identifying and pricing target assets Utilizing the Property Ranking Results

Spirit’s underwriting approach Industry Relevance SWOT Analysis Porter’s 5 Forces Total addressable market Industry lifecycle Revenue & profit volatility through lifecycles Tenant Underwriting Operation analysis: earnings potential, cash flow, historical trends, coverage Balance sheet analysis: leverage, FCCR, tangible net worth Other: comparison to industry average/ownership, regulatory exposure, ESG Real Estate Residual value analysis Replacement rent Real estate ranking Property ranking model

Commitment to Environmental Sustainability Environmental Responsibility Social Responsibility Corporate Governance Environmental considerations in our office Committed to reducing our environmental footprint Environmental considerations in our investments Committed to investing responsibly and managing environmental risks

Commitment to social responsibility Environmental Responsibility Social Responsibility Corporate Governance We are “All One Team” Diversity and Inclusion. Diversity, Equity & Inclusion Council formed in 2020 with goals to support Spirit’s leadership in developing strategies to foster a diverse and inclusive workforce, including deployment of mandatory diversity and inclusion training Employee development. Offer leadership training, coaching, and tuition reimbursement to support our employees in their professional development Employee initiatives. Includes annual health and wellness challenge and virtual coffee talks We are committed to being good corporate citizens Spirit One Committee. Dedicated to organizing civic involvement with non-profit organizations, including donations to 28 organizations in 2020 Employee gift matching program. Matches charitable contributions to eligible organizations We are subject to a Code of Business Ethics Labor. Committed to compensating employees at competitive rates Health and safety. “Return to Office” Committee researched best practices and safety measures IT Security. All employees are required to complete Information Technology Security Training

Commitment to strong governance practice Environmental Responsibility Social Responsibility Corporate Governance Our Board maintains a diversity of perspectives that support the oversight of the Company’s ongoing strategic objectives Best in class board practices 9 of 10 are independent Independent Chairman of the Board Annual elections for all directors Majority voting standard Third party annual board evaluations Conduct annual CEO performance reviews All committees are independent Committee chair rotation Opted out of MUTA 50% shareholder threshold to amend bylaws No poison pill Minimum stock ownership requirements Plurality voting standard in contested elections Clawback policy Anti-hedging/pledging policy 40% are women

Financial Presentation and Non-GAAP Reconciliations

CONSOLIDATED STATEMENTS OF OPERATIONS $ IN THOUSANDS 1For the three and six months ended June 30, 2021, rental income included $137.8 million and $263.0 million of Base Cash Rent, respectively, and $3.9 million and $6.7 million of tenant reimbursable income, respectively. Base Cash Rent for the three months ended June 30, 2021 includes $7.0 million of recoveries related to prior period rent not deemed probable of collection. For the three and six months ended June 30, 2020, rental income included $110.2 million and $226.7 million of Base Cash Rent, respectively, and $2.4 million and $5.5 million of tenant reimbursable income, respectively.

CONSOLIDATED BALANCE SHEETS $ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS

1Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements. 2AFFO for the three and six months ended June 30, 2021 includes $9.1 million and $11.8 million, respectively, of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic. AFFO for both the three and six months ended June 30, 2020 includes $22.3 million of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic. 3Weighted average shares of common stock for non-GAAP measures includes unvested market-based awards, which are dilutive for the non-GAAP calculations. Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted: FUNDS AND ADJUSTED FUNDS FROM OPERATIONS $ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

Other NON-GAAP RECONCILIATIONS $ in thousands 1Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements. 2Adjustment relates to net recoveries related to prior period straight-line rent deemed not probable of collection. 3Adjustment is comprised of net recoveries related to prior period rent deemed not probable of collection and property costs. 4Adjusted Debt / Annualized Adjusted EBITDAre would be 4.9x and Adjusted Debt + Preferred / Annualized Adjusted EBITDAre would be 5.2x if all 1.9 million shares under open forward sales agreements had been settled on June 30, 2021. 5Excludes costs related to COVID-19 and non-cash compensation expense, which are already included as add-backs to Adjusted EBITDAre. 6Adjustment is comprised of net recoveries related to prior period rent deemed not probable of collection and property costs.

Net Asset Value (NAV) Components Market Value of Real Estate $3.0B Debt and Equity $107.3M Other Assets $163.4M Other Liabilities $535.4M Annualized Base Rent $12.9M Net Book Value for Vacant Assets $2.8B Debt Principal1 $172.5M Preferred Equity Liquidation Value $9.4M Cash and Cash Equivalents $39.7M Tangible Other Assets $76.1M Dividends Payable $87.3M Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $529.6M Annualized Adjusted Cash NOI Note: Data is as of June 30, 2021. 1Debt principal outstanding of $2,768.6 million is comprised of $13.0 million under the 2019 Credit Facility, $2,750.0 million of Senior Unsecured Notes and $5.6 million of mortgages payable. 2Total outstanding shares as of June 30, 2021, less 0.2 million unvested restricted shares. Excludes 1.9 million shares of common stock issuable under open forward contracts. $58.2M Restricted Cash

Appendix

NON-GAAP DEFINITIONS AND EXPLANATIONS

OTHER DEFINITIONS AND EXPLANATIONS

FORWARD-LOOKING STATEMENTS AND RISK FACTORS The information in this presentation should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This presentation is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this presentation, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.